Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 17, 2024, with respect to the consolidated financial statements of United Hydrogen Global Inc., as of and for the period from May 23, 2024 (inception) through June 30, 2024 in this Registration Statement on Form F-4 and the related Prospectus of United Hydrogen Global Inc. filed with the Securities and Exchange Commission.

Singapore

March 5, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 7, 2024, with respect to the consolidated financial statements of United Hydrogen Group Inc., as of and for the years ended December 31, 2023 and 2022 in this Registration Statement on Form F-4 and the related Prospectus of United Hydrogen Group Inc filed with the Securities and Exchange Commission.

Singapore

March 5, 2025